U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ALPINE 4 HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	46-5482689
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2525 E Arizona Biltmore Circle, Suite 237 Phoenix, Arizona	85016
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-252539
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Class A Common stock, par value $0.0001 per share	The Nasdaq Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The shares of Class A Common Stock, $0.0001 par value per share (the “Common Stock”), of Alpine 4 Holdings, Inc., a Delaware corporation (the “Company”) were previously registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), pursuant to a Registration Statement on Form 10 filed with the Securities and Exchange Commission (the “SEC”) on May 8, 2014 (SEC File No. 000-55205). In connection with listing of the Company’s Common Stock, which is currently quoted on the OTC Markets OTCQB electronic quotation system under the symbol “ALPP,” on The Nasdaq Stock Market LLC, shares of the Common Stock are hereby being registered pursuant to Section 12(b) of the Exchange Act.

The Company hereby incorporates by reference the description of its Common Stock to be registered hereunder contained under the heading “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-3 (File No. 333-252539), as originally filed with the SEC on January 29, 2021 (the “Registration Statement”). Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on The Nasdaq Stock Market LLC, and the securities being registered on this form are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ALPINE 4 HOLDINGS, INC.

By:  /s/ Kent B. Wilson

Name:  Kent B. Wilson

Title:  Chief Executive Officer, President

Date:  October 13, 2021